For Immediate Release

Contact: Jane M. Forbes

404-728-2719 Voice

404-728-3216 Fax

investor.relations@globalpay.com

Global Payments Reports Third Quarter Earnings

ATLANTA, March 19, 2003 — Global Payments Inc. (NYSE: GPN) today announced results for the third quarter of fiscal 2003 ended February 28, 2003. Revenue grew 8% to $124.6 million compared to $115.3 million in the prior year. Net income grew 18% to $12.1 million and diluted earnings per share grew 19% to $0.32 compared to $10.3 million and $0.27 in the prior year, respectively.

For the nine months ended February 28, 2003, revenue grew 12% to $381.8 million compared to $341.9 million in the prior year. Our first quarter fiscal 2002 GAAP results included a $24.6 million trademark impairment charge (or $16.0 million after-tax) relating to a change in accounting principle, as explained in our 2002 Form 10-K. If we exclude this item from the 2002 results, our net income for the nine months ended February 28, 2003 grew 16% to $40.3 million compared to prior year net income of $34.8 million, and diluted earnings per share grew 16% to $1.07 compared to prior year diluted earnings per share of $0.92.

“We are pleased to announce another quarter of strong revenue and earnings growth. Our revenue results were driven by our ISO (Independent Sales Organization) and direct sales channels. Both of these channels continue to penetrate the U.S. market, while our direct channel continues to grow in the Canadian market. Additionally, we continue to achieve improvements in operating income margin due to our acquisition integration efforts and cost reduction programs. Given our results for this fiscal year through the third quarter, we are reaffirming our fiscal 2003 annual revenue guidance of $495 million to $514 million and we are raising our annual diluted earnings per share guidance from $1.35 to $1.41 to $1.39 to $1.42,” said Paul R. Garcia, Chairman, President and CEO.

Global Payments will hold a conference call on March 20, 2003 at 10:30 a.m. EST to discuss these financial results. The conference call can be accessed by calling 1-800-288-8961 (U.S.) or 1-612-332-0523 (internationally), or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through April 3, 2003.

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Page 2—Global Payments Reports Third Quarter Earnings

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services to merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, the United Kingdom and Europe. Global Payments offers a comprehensive line of payment solutions, including credit and debit cards, business-to-business purchasing cards, gift cards, Electronic Benefits Transfer (EBT) cards, check guarantee, check verification and recovery, terminal management and funds transfer services. For additional information about the company and its products and services, visit www.globalpaymentsinc.com.

This announcement and comments made by Global Payments’ management during the conference call may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, continued certification by credit card associations, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings, including the most recent Form 10-K. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended February 28,
	2003	2002
Revenues	$124,573	$115,283

Operating expenses:
Cost of service	62,682	64,141
Sales, general and administrative	40,108	33,147

	102,790	97,288

Operating income	21,783	17,995

Other income (expense):
Interest and other income	219	553
Interest and other expense	(1,172)	(882)
Minority interest	(1,505)	(1,040)

	(2,458)	(1,369)

Income before income taxes	19,325	16,626
Provision for income taxes	7,228	6,351

Net Income	$12,097	$10,275

Earnings per share:
Basic	$0.33	$0.28

Diluted	$0.32	$0.27

Weighted average shares outstanding:
Basic	36,993	36,498
Diluted	37,894	38,006

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Nine Months Ended February 28,
	2003	2002

Revenues	$381,762	$341,855

Operating expenses:
Cost of service	193,963	186,352
Sales, general and administrative	116,945	94,039

	310,908	280,391

Operating income	70,854	61,464

Other income (expense):
Interest and other income	733	1,329
Interest and other expense	(3,380)	(3,120)
Minority interest	(3,842)	(3,377)

	(6,489)	(5,168)

Income before income taxes and cumulative effect of change in accounting principle	64,365	56,296

Provision for income taxes	24,072	21,505

Income before cumulative effect of change in accounting principle	$40,293	$34,791

Cumulative effect of change in accounting principle, net of $8.6M income tax benefit[1]	—	(15,999)

Net Income	$40,293	$18,792

Earnings per share:
Income before cumulative effect of change in accounting principle:
Basic	$1.09	$0.95

Diluted	$1.07	$0.92

Net income:
Basic	$1.09	$0.52

Diluted	$1.07	$0.50

Weighted average shares outstanding:
Basic	36,914	36,477
Diluted	37,769	37,883

1Reflects a change in accounting principle due to a trademark impairment, which the company recorded as of June 1, 2001, as a result of the adoption of FAS 142.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	February 28,	May 31,
	2003	2002
Assets
Cash and cash equivalents	$29,368	$19,194
Accounts receivable, net	42,645	43,576
Claims receivable, net	535	739
Merchant processing receivable	15,326	—
Other current assets	12,168	15,948

Current assets	100,042	79,457
Property and equipment, net	50,455	53,643
Goodwill	152,511	151,712
Intangible assets, net	133,006	141,308
Other assets	5,478	5,298

Total assets	$441,492	$431,418

Liabilities & Shareholders’ Equity
Line of credit	$—	$22,000
Merchant processing payable	—	9,244
Accounts payable and other accrued liabilities	65,649	63,162
Obligations under capital leases	1,783	2,599

Current liabilities	67,432	97,005
Obligations under capital leases	3,536	4,711
Other accrued liabilities	8,732	8,173

Total liabilities	79,700	109,889

Minority interest in equity of subsidiaries	23,743	25,241
Shareholders’ equity	338,049	296,288

Total liabilities & shareholders’ equity	$441,492	$431,418

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Nine Months Ended February 28,
	2003	2002

Cash flows from operating activities:
Net income	$40,293	$18,792
Non-cash items
Effect of cumulative change in accounting principle	—	24,613
Depreciation and amortization	24,226	21,842
Deferred income taxes	—	(9,352)
Minority interest in earnings	3,842	3,377
Other, net	9,238	4,563
Changes in working capital, which provided (used) cash
Merchant processing	(30,877)	67,733
Other, net	7,608	(4,607)

Net cash provided by operating activities	54,330	126,961

Cash flows from investing activities:
Capital expenditures	(12,707)	(16,052)
Other long term assets	—	(5,000)
Net business development activities	(1,153)	(61,215)

Net cash used in investing activities	(13,860)	(82,267)

Cash flows from financing activities:
Net repayments on line of credit	(22,000)	(25,000)
Principal payments under capital leases and other notes	(1,991)	(2,530)
Net stock issued to employees under stock plans and dividends	(965)	(932)
Distributions to minority interests	(5,340)	(4,865)

Net cash used in financing activities	(30,296)	(33,327)

Increase in cash and cash equivalents	10,174	11,367
Cash and cash equivalents, beginning of period	19,194	6,103

Cash and cash equivalents, end of period	$29,368	$17,470